UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2009

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed on the Registrant’s Quarterly Report on Form 10-K filed on August 4, 2009, TriQuint Semiconductor, Inc. (“TriQuint”) negotiated a preliminary settlement agreement with the plaintiffs in the consolidated shareholder derivative actions filed in the United States District Court for the District of Oregon (the “Court”) on February 28, 2007 and March 16, 2007 (the “Action”). On August 12, 2009, TriQuint entered into a formal Stipulation of Settlement (the “Stipulation”) with the plaintiffs in the Action. On September 21, 2009, the Court issued an order preliminarily approving the settlement (the “Preliminary Order”). A hearing to determine whether the Court should issue an order finally approving the proposed settlement has been scheduled for November 6, 2009.

In connection with the Preliminary Order, TriQuint is publicly disclosing a Notice of Settlement (the “Notice”), such Notice having been approved by the Court. The Notice was posted on TriQuint’s website on October 1, 2009. A copy of the Notice is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Notice refers to the terms of the proposed settlement set forth in the Stipulation. A copy of the Stipulation is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Settlement

99.2	Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/S/ STEVE BUHALY
Steve Buhaly
Chief Financial Officer

Date: October 1, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Settlement

99.2	Stipulation of Settlement